EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Michelle Clemente	Gary Hanson
(602) 286-1533	(602) 286-1777

Jeffrey S. Beyersdorfer
(602) 286-1530

WESTERN REFINING LOGISTICS, LP TO PARTICIPATE IN
THE 2017 UBS MLP ONE-ON-ONE CONFERENCE

EL PASO, Texas - January 9, 2017 - Western Refining Logistics, LP (NYSE:WNRL) today announced that Partnership management will participate in the 2017 UBS MLP One-on-One Conference in Park City, UT on January 10-11, 2017. A link to the presentation will be available beginning January 10, 2017, on the Investor Relations section of Western Refining Logistics’ website at www.wnrl.com and will remain available in accordance with the Partnership’s investor presentation archive policy.

About Western Refining Logistics, LP
Western Refining Logistics, LP is principally a fee-based, growth-oriented master limited partnership formed by Western Refining, Inc. (NYSE:WNR) to own, operate, develop and acquire terminals, storage tanks, pipelines and other logistics assets related to the terminalling, transportation and storage of crude oil and refined products. Headquartered in El Paso, Texas, Western Refining Logistics, LP’s assets include approximately 690 miles of pipelines, approximately 12.4 million barrels of active storage capacity, distribution of wholesale petroleum products and crude oil and asphalt trucking.

More information about Western Refining Logistics is available at www.wnrl.com.